Exhibit 10.57

FIRST AMENDMENT TO THE

2006 ITT EDUCATIONAL SERVICES, INC. EQUITY COMPENSATION PLAN

WHEREAS, the shareholders of ITT Educational Services, Inc. (the “Company”) approved the 2006 ITT Educational Services, Inc. Equity Compensation Plan (the “Plan”) on May 9, 2006; and

WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects that do not require shareholder approval.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Subsection 2(q) of the Plan is hereby amended to read as follows:

(g)          “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)           Where a public market exists for the Share, the Fair Market Value will be (A) the closing sale~~s~~ price for a Share for the market trading day on the date of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ National Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii)          In the absence of an established market for the Share of the type described above, the Committee will determine the Share's Fair Market Value in good faith using a reasonable valuation methodology, and that determination will be conclusive and binding on all persons.

2.	Subsection 9(h) of the Plan is hereby amended to read as follows:

(h)          Termination of Employment or Service. Notwithstanding subsection (c) above:

(i)           With respect to an Award of Restricted Stock with a time-based Period of Restriction, (A) upon termination of a Participant's employment or service due to death or Disability, the Period of Restriction with respect to such Restricted Stock will lapse immediately, and (B) upon termination of a Participant's employment or service for any reason other than death or Disability, the Participant will forfeit immediately after the termination of employment or service all Shares of his or her Restricted Stock that are unvested as of the date of termination of employment or service.

(ii)          With respect to an Award of Restricted Stock with a performance-based Period of Restriction, upon termination of a Participant's employment or service for any reason, the Participant will forfeit immediately after the termination of employment or service all Shares of his or her Restricted Stock that are unvested as of the date of termination of employment or service.

3.	Subsection 10(g) of the Plan is hereby amended to read as follows:

(g)          Termination of Employment or Service. Notwithstanding subsection (d) above:

(i)           With respect to an Award of Restricted Stock Units with a time-based Period of Restriction, (A) upon termination of a Participant's employment or service due to death or Disability, the Period of Restriction with respect to such Restricted Stock Units will lapse immediately, and the Restricted Stock Units will be settled immediately thereafter, (B) upon termination of a Participant’s employment or service due to Retirement, the Participant will retain his or her unvested Restricted Stock Units, the Period of Restriction will lapse in accordance with its original terms and the settlement of such Restricted Stock Units will occur on the specified settlement date that will not be earlier than the last day of the Period of Restriction, and (C) upon termination of a Participant's employment or service for any reason other than death, Disability or Retirement, the Participant will forfeit immediately after the termination of employment or service all of his or her Restricted Stock Units that are unvested as of the date of termination of employment or service.

(ii)          With respect to an Award of Restricted Stock Units with a performance-based Period of Restriction, upon termination of a Participant's employment or service for any reason, the Participant will forfeit immediately after the termination of employment or service all of his or her Restricted Stock Units that are unvested as of the date of termination of employment or service.

4.          This First Amendment to the Plan shall become effective upon its adoption by the Board of Directors of the Company.

Adopted by the Board of Directors of ITT Educational Services, Inc. on October 24, 2006